Exhibit 99.1



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  Conference Call Transcript

  CE - Q4 2004 CELANESE CORP Earnings Conference Call

  Event Date/Time: Feb. 28. 2005 / 11:00AM ET
  Event Duration: N/A



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  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
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CORPORATE PARTICIPANTS
 Andrea Stine
 Celanese Corp. - Director of Investor Relations

 David Weidman
 Celanese Corp. - President and CEO

 Corky Nelson
 Celanese Corp. - Executive Vice President and CFO

 Lyndon Cole
 Celanese Corp. - Executive V.P.



CONFERENCE CALL PARTICIPANTS
 Kunal Banerjee
 Morgan Stanley - Analyst

 Sergey Vasnetsov
 Lehman Brothers - Analyst

 Kevin McCarthy
 Banc of America Securities - Analyst

 Steven Bleier
 Morgan Stanley - Analyst

 Frank Mitsch
 Fulcrum Global Partners - Analyst

 Tuan Pham
 Banc of America Securities - Analyst

 Bill Hoffman
 UBS - Analyst

 Michael Judd
 Greenwich Consultants - Analyst

 Christopher Miller
 JP Morgan - Analyst

 Jeff Cianci
 UBS - Analyst

 Beth Fusco
 Merrill Lynch - Analyst

 Gregg Goodnight



PRESENTATION



--------------------------------------------------------------------------------
Operator


 Good day, ladies and gentlemen, and welcome to the fourth quarter 2004 Celanese Corp. Conference call. My name is Anne Marie [ph] and I will be your coordinator for today. At this time all participants are in a listen only mode. We will be facilitating a question and answer session towards the end of today's conference. If at any time during the call you require assistance please press star followed by zero and a coordinator will be happy to assist you. I would now like to turn the presentation over to your host for today's call, Ms. Andrea Stine, Director of Investor Relations. Please proceed.


--------------------------------------------------------------------------------
 Andrea Stine  - Celanese Corp. - Director of Investor Relations


 Thank you, Anne Marie, and welcome to Celanese Corporation's fourth quarter 2004 financial results conference call on Monday, February 28. My name is Andrea Stine, Director of Investor Relations. On the call today are David Weidman, Chief Executive Officer and Corky Nelson, Chief Financial Officer. The Celanese Corporation Press Release was distributed via Business Wire this morning at 8 AM Eastern Time and is posted on our Web site, celanese.com.

During this call management may make forward-looking statements concerning, for example, Celanese Corporation's future objectives and results which will be made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economics, business, competitive market, political and regulatory factors. More detailed information about these factors is contained in this morning's earnings release and in Celanese Corporation's filings with the Securities and Exchange Commission. Celanese Corporation undertakes no obligation to update publicly or revise any forward-looking statements. Celanese Corporation's fourth quarter 2004 earnings release references the performance measures net debt and adjusted EBITDA, which are non-US GAAP measures. The most directly comparable financial measures presented in accordance with US GAAP and our financial statements for net debt and adjusted EBITDA are total debt and net earnings respectively. The combined full-year 2004 results in the release are based on the results of the predecessor company for this first three months of 2004 and the successor company for the last nine months. Each period is prepared on a basis consistent with US GAAP. However, the combined presentation is not in accordance with US GAAP. This call makes reference to segment earnings, also a non-US GAAP measure. The most directly comparable measure to segment earnings in our consolidated financial statements is "earnings/loss from continuing


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  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
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operations before tax and minority  interest." For  reconciliation of our non-US
GAAP measures to US GAAP figures please see the schedules accompanying the earnings release.

This morning Dave Weidman will review the performance of the Company and its businesses and Corky Nelson will provide an overview of the financials. Lyndon Cole, Executive Vice President and head of our Ticona Technical Polymers Segment will be available to answer questions about Ticona during the Q and A. Now I would like to turn the call over to David Weidman. Dave?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Andrea, thank you and welcome everyone to the first earnings conference call for Celanese Corporation and thank you for your interest. We are very excited to be here. This morning I'd like to start by briefly covering some financial highlights for the year. Then Corky will provide more detail to this very positive story. Lastly I'll get into results of our businesses and provide our view of the future.

For Celanese 2004 saw accomplishments in two major areas. First, we transformed our Company from a German based AG with a dual listing to a US headquartered company listed on the New York Stock Exchange. This is enabling Celanese to be a leaner, faster and more agile company and we're already starting to see tangible benefits. Second, we achieved great results for the year and for the most recent quarter. Celanese is reporting strong underlying business results for the year 2004. These business accomplishments reflect the success of our focused strategy on strengthening our premier integrated acetyls chain and Chemical Products and our ongoing success in building global leadership positions in our Ticona technical polymers business.

Now some highlights of the year. Our sales grew almost 10 percent to $5.1 billion reflecting strong volume growth in all of our businesses, particularly Ticona and Chemical Products. Adjusted EBITDA rose 19 percent to $801 million as a result of this volume growth and improved pricing environment with strong demand and productivity improvements. For the fourth quarter our sales rose 15 percent mainly due to the pricing environment amid strong demand in chemical products and volume growth in Ticona. We achieved gross profit margin expansion in the quarter largely due to higher pricing amid strong demand in our Chemical Products segment and for both the full year 2004 and the fourth quarter we reported net losses which primarily reflect costs and expenses taken to transform our Company. Now I'd like to turn it over to Corky who will review the financials in a little more detail. Corky?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Thank you, Dave. As Dave has mentioned we had a superb 2004 led by solid fourth quarter performance. For those following on the Web cast today you will see that we achieved sales growth of 10 percent to almost $5.1 billion in 2004 compared to $4.6 billion in 2003 based on higher volume, pricing and improved productivity and currency. In the quarter our sales grew 15 percent to approximately $1.3 billion versus the same period last year. Gross margins expanded by 35 percent in the year, almost double in the fourth quarter compared to prior year, again on higher pricing, strong demand and productivity improvements especially in our Chemical Products segment, partially offset by higher raw material cost. In the fourth quarter SG&A expense rose 75 percent to $220 million mainly due to an unusual item of $50 million in management compensation expense and $23 million in additional amortization expense due to purchase accounting adjustments. The management compensation expense included charges related to a new deferred compensation plan, a new stock incentive plan and other executive bonuses. The higher amortization expense related to patents and customer relations that were required to be marked up under purchase accounting literature. I should also note SG&A in 2003 was somewhat lower than usual due to the reversal of accrual of approximately $20 million mostly related to environmental liabilities. Taking into account these unusual items, SG&A was flat fourth quarter 2004 over fourth quarter 2003.

Special charges rose in the fourth quarter mainly due to a $32 million non-cash impairment relating to our decision to dispose of Ticona's cyclo-olefin copolymer business in the year. In the year, special charges mainly related to $50 million of non-cash impairment charges related to the restructuring of our Acetate Products business and $26 million in charges we took for fees associated with the acquisition by Blackstone of Celanese.

Operating profit rose to $28 million in the fourth quarter over the $10 million loss in 2003. Contributing to this increase were higher pricing and strong demand, as well as productivity improvements in our Chemical Products. We also have lower depreciation and amortization expense of $47 million, largely due to purchase accounting allocations related to the acquisition of Celanese and lower stock appreciation rights expense of $18 million. Partially offsetting these effects were higher raw material and energy costs and as we discussed previously a management compensation expense and non-cash impairment items. On the tax line we had a $12 million provision in the fourth quarter and $87 million for the full year. For 2005 we expect to have an effective tax rate in the range of 34 to 37 percent.

Now let's turn to the adjusted EBITDA slide. In 2004 adjusted EBITDA rose by 19 percent to $801 million due to higher volumes, pricing and improved productivities and cost savings. Higher raw material costs partially offset some of these increases.

We use adjusted EBITDA as a key performance measurement to help us better understand our underlying business. To give you a better understanding of how we calculate this measure we've put together this slide to help bridge the net income to adjusted EBITDA by grouping add-backs into major categories of, one,


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  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
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interest,  tax,  depreciation and  amortization of about $650 million,  and two, unusual and non-reoccurring expenses of $259 million, and these include special charges and restructuring costs, management compensation and transitional costs relating to the acquisition by Blackstone of Celanese. And the final category is we've added back one-time non-cash charges of $70 million such as inventory step-ups relating to purchase accounting adjustments. We have also provided additional detail in the tables of the Press Release and suggest that you read through these for greater understanding of these unusual activities in 2004 that do not directly relate to the underlying performance of the business.

Next I'd like to change to or move on to joint ventures. As previously discussed, joint ventures play an important part of our global strategy. They increase our ability to serve global markets including through Asia, in particular, as extensions of our Ticona and Acetate Products businesses and provide significant earnings and cash dividends, typically ranging in the range of $75 million to $85 million annually. In 2004 the major developments within affiliates included earnings from equity investments that grew almost 40 percent versus 2003 in our affiliates in Asia, benefiting from higher sales volume. I should also point out that dividends from cost investments were lower in 2004 due to the timing of a payment that will be made in the first quarter of 2005. Also in 2004 I should point out that there was a one-time special dividend of almost $10 million, which did not recur in 2004. Please also keep in mind that we are receiving minimal dividends from our acetate JVs as we continue to reinvest our dividends towards doubling production capacity in our 3 China joint ventures. The expansions are expected to be complete by the end of 2007.

Next let me turn to capitalization. For those following on the Web cast today, you will note from the next slide that we ended 2004 with approximately $3.4 billion in debt compared to $637 million at the end of 2003. Debt increased mainly to finance the Celanese acquisition and to make pension contributions of some $463 million to significantly close the under-funded status of our pension plan. Cash and cash equivalents were $838 million at the year-end leaving net debt of $2.5 billion. Net debt to adjusted EBITDA was a little over 3 times at December 31st, 2004. As previously disclosed we did a major refinancing following the close of our initial public offering. Using proceeds from this stock offering we are redeeming today about $188 million of our senior discount notes and $519 million of senior subordinated notes of our subsidiaries on a pro rata basis.

And let me take a break here and point out that in today's Press Release there were numbers of 207 and 573 noted as debt reduction. Those numbers did include the premium and accrued interest along with the debt being paid down today. The main objective of our refinancing wasto one, lower the overall cost to borrowed capital and two, provide financing for the acquisition of the Vinamul emulsions business which closed earlier this month and in the future the Acetex acquisition which is currently undergoing regulatory review and finally to provide flexibility in our debt structure to retire debt going forward as we de-leverage the Company. Due to refinancing we achieved benefits of close to $40 million in interest expense savings annually excluding refinancing costs and the acquisitions. Refinancing costs are expected to be about $115 million. As a part of our new financing we have in addition a delay draw term loan of $242 million to finance Acetex. Including this additional borrowing, along with approximately $265 million in debt we will assume with the closing of Acetex acquisition our total debt is expected to rise to close to $4 billion.

Next let me quickly cover the positive developments in our pension area. During 2004 as previously mentioned we made significant contributions to our plans. These contributions increased the funding status of our accumulated benefit obligations from 77 percent at the end of 2003 to 90 percent at the end of 2004. Our total benefit obligations decreased from approximately $1.2 billion to about $1 billion. Increases, due to purchase accounting adjustments, offset in large part the recent plan contributions. However, we expect pension expense will be about half of what it was in 2004. In 2005 pension expense is expected to be about $26 million. In 2005 post-retirement benefit expense is expected to be about $26 million as well. On a historical basis in 2004 the pension and OPEC were about $110 million. Given these contributions in the current guidelines we do not anticipate making any additional contributions of pension plans in the foreseeable future. Obviously this is predicated on stable capital markets during this period and no significant change in pension legislation or accounting literature treatment.

Turning next to capital expenditures, capital expenditures for 2004 were approximately $210 million compared to $211 million in 2003. As we have previously mentioned, capex is typically about 4 to 5 percent of net sales. On the left, I highlighted capital expenditures by business, on the right by types. We spend about a quarter of our capital expenditures on revenue generating projects which included a 20 percent recent expansion of Ticona's North American polyacetal capacity of 102,000 tons and the expansion of our GUR ultra high molecular weight polyethylene plant in Germany which increased our total worldwide capacity by 17 percent. We also spent about a third of our expenditures for cost reduction initiatives, which has helped us maintain our competitive position. And again, as I have recently mentioned, about 45 percent of our capital expenditures historically is non-discretionary capital, those items such as environmental, safety and maintenance of assets to insure reliability of supply to our customers and safety of our operations. In 2005 we expect spending to be about $210 to $230 million with most of the revenue generating expenditures dedicated to construction of our new acetic acid plant in China.

In closing, I've added an appendix slide as part of the presentation today which I do not plan to go through, but this slide should help you with giving guidance on key 2005 data items necessary for your modeling going forward. In summary, the financial highlights - Celanese delivered solid performance in 2004 and has built


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  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
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significant momentum in the fourth quarter of 2004, which continues to grow into
2005. With that as context let me turn it back over to Dave.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Thanks, Corky. Now let me move into some highlights for 2004. First, Celanese completed the acquisition of ICI's Vinamul emulsion business earlier this month. This business has sales of about $350 million and pre-synergy EBITDA margin in the low double-digit percent range. By this acquisition we've accomplished four things, number one - greater integration of our acetyl chain, number two - greater critical mass in our emulsion business which effectively doubles in size, number three - increased our emulsion product portfolio and number four - extended geographic reach to meet the technology and service needs of customers on a global scale. This acquisition closed on February 4th and our integration is on track. Second, in another transaction we received shareholder approval for the announced acquisition of Acetex, a Canadian headquartered producer of acetyl chemicals. Acetex will strengthen our ability to deliver a reliable supply of acetyl chemicals to the global marketplace. We are awaiting regulatory approval in Europe.

Third, Celanese took three major steps to strengthen the profitability of our leading global position in acetate products. Number one, in October we announced our decision to consolidate production into three plants from five existing units. Number two, we're exiting an unprofitable filament business line, and number three, we are expanding our three acetate joint ventures in China to be positioned for the growth in that region. The magnitude of these three changes in aggregate is huge. Fourth, Celanese made significant progress on our acetic acid project in China by signing a major raw material agreement with Wison for carbon monoxide. This raw material will be coal based and promises cheaper and a more secure supply compared to competing alternatives in China. Fifth, Celanese is taking steps in our commitment to reduce our SG&A spending by consolidating headquarters' operations to Dallas, downsizing our acetate business and implementing restrictions on outside spending. Additionally in 2004 our Chemical and Ticona businesses streamlined their sales and marketing organizations with the benefits occurring, some, in 2004 but largely in 2005 and beyond. And sixth, we started a procurement initiative where we are finding substantial Celanese-specific opportunities. Progress here is also on track.

Now I'd like to focus on the businesses. Our Chemical Products business, which accounts for about 65 percent of our sales, had a great quarter. The main headline here is margin expansion due to a favorable pricing environment on strong demand. Success in pricing offset steep increases in raw material costs. The improvements in our operations and business accelerated starting last spring when we began to see volume growth, further productivity gains and higher pricing under good market driven demand, but it really took off starting in the fourth quarter as these factors continued to improve. We believe that we are at the beginning of a period of sustained demand growth for most of our acetyl products.

The first quarter outlook for Chemical Products continues to be a margin momentum story. Both the industry and Celanese continue to enjoy sustained demand growth in our key products. For the quarter we expect the pricing will be favorable as demand continues to be robust and the key raw materials will see only modest increases from fourth quarter levels taking into account several favorable cost contracts we have on raw materials. For the rest of the year we anticipate the following developments in our chemicals business. Number one, the pricing environment should remain stable as demand remains high across most acetyl products. Number two, we expect to begin purchasing most of our internal methanol requirements from Southern Methanol Company by the middle of the year. This program will lower our costs and significantly decrease our exposure to volatile gulf coast natural gas. Number three, we expect the pressures from ethylene purchase prices to be partially offset by several cost-based purchase contracts that Celanese has in place for this commodity. Number four, in the second half expected capacity expansions are announced for competitors' acetyl units in Asia, with some capacity in Europe shutting down and several turnarounds slated. We expect that demand will remain strong but there will be some easing in the current supply-demand balance, which is tight. Number five, one of Celanese's strengths is a deeply integrated acetyl chain. Our integrated strategy gives us the flexibility to capture efficiencies and add value at multiple points along the chain, which will drive profitability, and we are beginning to see very strong pricing momentum in many downstream products amid strong demand, which we believe will continue going forward. In all we expect that 2005 will be a much better year for our chemical business, topping an already impressive 2004 performance.

Now let's turn to our Ticona engineered plastics business which is about 17 percent of our sales. Ticona experienced solid growth of 13 percent in 2004 with all product lines contributing. This volume growth was a result of new product development and an expanding economy, which more than offset raw material and pricing pressures. Earnings from our Asian joint ventures, as Corky indicated, also increased as a result of improved business conditions. In the fourth quarter our volumes grew at 6 percent, a healthy rate but more muted when compared to earlier rates in 2004. This slowing growth signaled an automotive production slowdown and demand weakening in electrical and electronics sector. We see these trends extending into the first quarter. Profitability was also pressured by higher raw material costs and some modest price erosions. So we believe that volume growth will pick up again following a pause as our customers adjust inventory.

The business has responded to this earnings growth challenge by taking the following four actions - number one, exiting the under-


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  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
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performing cyclo-olefin copolymer or COC business, number two - announcing price increases globally, number three - accelerating new application programs, and number four - implementing cost containment efforts. Let me remind you that Celanese-engineered plastics is a higher margin business built on the strengths of leading market position, the ability to provide service and products to global customers, a pipeline of new applications developed from deep intimate customer partnerships and a low cost position. Our view is that Ticona's earnings growth momentum will pick up in the second half of 2005 and continue beyond that, as this business has traditionally been a late bloomer in the economic cycle.

Turning now to our other businesses, our Acetate Products business, which makes up about 14 percent of our sales, continued to provide stable results in the fourth quarter. Full year profitability rose on higher volumes and slightly higher pricing and, as highlighted earlier, our major task for the next several quarters will be implementing our acetate restructuring plan. Currently this project is on track. Our Performance Products segment, which accounts for about 3 percent of our sales, came in as expected with modest earnings decline for the quarter and the year, and our first quarter expectations are roughly equivalent to that of the same quarter last year.

Now I'd like to talk about our outlook. With a view that the strong business environment seen in the fourth quarter will continue, we expect the first quarter EBITDA on an adjusted basis will be about 25 to 30 percent higher than adjusted EBITDA of 208 million in the first quarter of 2004. This expected increase in adjusted EBITDA reflects strong underlying business growth of 15 to 20 percent in adjusted EBITDA, particularly in Chemical Products and the receipt of dividends from our affiliates in joint ventures of approximately $40 million to $45 million. Assuming global growth continues, we expect 2005 overall to be a strong year for Celanese. We believe we will benefit from the methanol sourcing agreement with Southern Methanol which will go into effect in July and from our recent acquisition of the Vinamul emulsion business. We face the challenges of volatile raw material costs and projected new capacity coming on stream in Asia for acetyls, which could temporarily loosen the tight supply-demand balance. As a result we expect adjusted EBITDA for the full year to grow by 12 to 17 percent over combined full year 2004. Now I'd like to turn it back to Andrea.


--------------------------------------------------------------------------------
 Andrea Stine  - Celanese Corp. - Director of Investor Relations


 Thank you, Dave. We would now like to begin the Q and A session. May I please request that each of you interested in posing a question submit just one question at a time to enable as many of you as possible to have an opportunity to ask questions? With that we would now like to take your questions. Anne Marie, please.

++ q-and-a


--------------------------------------------------------------------------------
Operator


 [operator instructions] Gregg Goodnight with UBS.


--------------------------------------------------------------------------------
 Greg Goodnight


 Your SG&A costs as a percent of sales were particularly high. What is your expectation in '05 and where do you see your target and how long is it going to take to get there?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Real good. Obviously a number of those fourth quarter 2004 numbers related to a lot of activity relating to transaction, and we would hope to get that back on track and down towards the 10 to 10.5 percent range and going south of that. We have initiated significant internal cost containment initiatives and we would expect to see those click in by the first quarter and running through the balance of the year.


--------------------------------------------------------------------------------
 Gregg Goodnight


 Okay, I'll get back in queue. Thank you.


--------------------------------------------------------------------------------
Operator


 Kunal Banerjee with Morgan Stanley.


--------------------------------------------------------------------------------
 Kunal Banerjee  - Morgan Stanley - Analyst


 Just a couple of questions - first, you talked a little bit about the capacity that's coming on in Asia. I'm assuming that is BP and BP's JV with Formosa [ph] and again BP offsetting that with some closures in the UK. Can you talk about what else there may be, what sort of supply growth you're looking for, where utilization rates are today and what kind of a hit the utilization could take as a result of this capacity coming on?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Yes, Kamal, thanks for the question. Let me break this into three buckets. The first is acetic acid that you talked about. Our view is that the acetic acid capacity utilization today is somewhere in the mid-90 percent range, the low to mid-90 percent range coming out of the fourth quarter. There is growth in acetic acid, GDP plus 150 to 200 basis points so let's call it 5 to 6 percent, and the new capacity you've highlighted are de-bottlenecks that will come on in the second half of the year, or that's the announcement that they'll come on in the second half of the year. That will add capacity to


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


the market. Netting that against a capacity that BP is taking out we see about a 3 to 4 percent increase in total capacity and when you net that against the growth we think that that is basically balancing the world, perhaps, out into the second half of the year. Second is vinyl acetate. There was an announcement late last week that there was new vinyl acetate capacity announced in Asia targeted to be in place and begin producing in about 6 months from now. Vinyl acetate growth again here is at 3 1/2 to 4 percent per year. We judge that to be very, very tight right now with mid to high 90 percent capacity utilization. The new capacity that was announced was, if it came on when announced, would add about 4 to 6 percent new capacity in the marketplace. So again, going forward we see some new capacity in the market easing very tight capacity utilization temporarily and that is assuming these come in. Now the third point I'd make is that Celanese is an integrated chain. We have the flexibility to optimize our system and capture through our integrated chain the highest value shifting our production and our sales depending on where that profitability is. We're much more than acetic acid and vinyl acetate so as we look going forward we have the flexibility in our chain to optimize profitability and we do have different capacity utilizations throughout the chain. Products are tight throughout and we will optimize our business as the opportunity presents itself.


--------------------------------------------------------------------------------
 Kamal Banergy  - Morgan Stanley - Analyst


 Could I just ask one more question on the Acetex closing and is it possible if I look at your European position obviously you don't have an overlap with them in acid but there is a VAM overlap. Is it possible that there could be some concessions required on the VAM position to make the Acetex acquisition happen?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Let me be cautious here because this is still under regulatory review. Obviously we do believe that there are compelling reasons for the merger to occur. We think this is pro-competitive. We're optimistic with the outcome but until there is an actual opinion rendered in judgment I'd rather stay away from that.


--------------------------------------------------------------------------------
 Kamal Banergy  - Morgan Stanley - Analyst


 All right, thank you.


--------------------------------------------------------------------------------
Operator


 Sergey Vasnetsov with Lehman Brothers.


--------------------------------------------------------------------------------
 Sergey Vasnetsov  - Lehman Brothers - Analyst


 David, I wanted to ask you a question about the trends in China and in Asia in general given that you're reporting a little bit later than other companies because it can give us some benefits of your insight, what activity picked up there after the Chinese New Year in February?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Sergey, thanks for the question. We saw two things in the first quarter this year. Before Chinese New Year we had very good demand and a very good pricing environment. Part of that we believe was because there was some acetic acid capacity that came out of the market because of a disruption in one of our Asia competitor's manufacturing plant. The pricing was good in the first part of the quarter and after Chinese New Year as expected we've seen demand come back on really quite strong.


--------------------------------------------------------------------------------
Operator


 Kevin McCarthy with Banc of America Securities.


--------------------------------------------------------------------------------
 Kevin McCarthy  - Banc of America Securities - Analyst


 Good morning, Dave. It sounds like there is perhaps a little bit more capacity coming on in acetyls than we might have expected say last year. My question relates to the Acetex acquisition. I believe they have a large project on the drawing board for Saudi Arabia. You are expanding in China. Does it make sense to go ahead with both of those large projects in the '07 or '08 time frame given the news on the supply additions?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Kevin, thanks for the question and obviously since we're still in regulatory review there's not a lot I can say here. I'd be delighted to talk about it after we go through the approval process. But I can say that we look at it as a strategic investment and we would manage the investment on a strategic basis.


--------------------------------------------------------------------------------
 Kevin McCarthy  - Banc of America Securities - Analyst


 Okay then just to clarify what is your current expectation on closure of the Acetex deal?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 As soon as we get regulatory approval. We're right in the middle of that now.


--------------------------------------------------------------------------------
 Kevin McCarthy  - Banc of America Securities - Analyst


 Okay and I think I heard Corky say your total debt would be up to $4 billion following closure. If I net out your cash as adjusted for


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


potential takeout of the Celanese AG minority holders would that put your net debt in the range of say $3.6 billion? Is that about right?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 That's correct.


--------------------------------------------------------------------------------
Operator


 Steven Bleier with Morgan Stanley.


--------------------------------------------------------------------------------
 Steven Bleier  - Morgan Stanley - Analyst


 A quick question on your guidance. Can I assume that your guidance does not include EBITDA from the Acetex business that you hopefully will acquire this year?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Correct, correct. That's right. We do have within the guidance of expectations around the ICI Vinamul business but only what we have in hand right now.


--------------------------------------------------------------------------------
 Stephen Blyer  - Morgan Stanley - Analyst


 Okay, great. Next question just on your performance products business, is there much seasonality here and I ask that because operating profit did decline in the fourth quarter. Should we-- is the fourth quarter operating profit a good run rate to use for '05?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 No, no it's really not. Let me guide you a little bit for modeling purposes. There is seasonality in the business with the first half of the year being stronger than the second half of the year. This is because it's a high intensity food sweetener that goes into beverages and you sell a lot more beverages in the summer time than you do in the fall and winter. As we indicated in our guidance we would see the first quarter to be very similar this year to what we saw the first quarter last year and fourth quarter is the weakest quarter overall.


--------------------------------------------------------------------------------
 Steven Bleier  - Morgan Stanley - Analyst


 Okay, thank you.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Operator


 Frank Mitsch with Fulcrum Global Partners.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 I'm just curious on one issue, or on a couple of issues. What are the shares outstanding that you're using and what was the reasoning behind not including anything regarding EPS?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


There's an additional slide for modeling purposes that's been included in today's presentation. The number of shares outstanding is 158.7 million.


--------------------------------------------------------------------------------
 Frank Mistch  - Fulcrum Global Partners - Analyst


 Okay and what was the reasoning that you decided not to include that in the actual Press Release?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Well because of all of the extra noise and unrelated activities around the acquisition and the one-off cost we have elected not to do it this past year but on a going-forward basis we will certainly be using that.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 All right, terrific and then you made a comment or there was a question regarding the cost in terms of taking out the minority holders in Germany. I guess the news last week regarding a German court revisiting the domination agreement might throw a monkey wrench into those works. Can you give us your take on what's going on there and what the timing of the court's action could be and what are the implications?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Delighted to, Frank. What came out last week was fully within expectation. There was not a material change in our expectations or the activity. This is a process in the German courts that will go on for an extended period of time. The judge in the case asked for more questions and wanted to get more data and information. That is to be expected. The next time they'll likely pick it up will be about a year after our general meeting that passed the domination in profit and loss agreement and it's our view that this will extend out for several years.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 So we might not get a resolution to this issue for several years?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 It could be several years, yes.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 Okay, terrific. Thank you. I'll get back in the queue.


--------------------------------------------------------------------------------
Operator


 Tuan Pham with Banc of America Securities.


--------------------------------------------------------------------------------
 Tuan Pham  - Banc of America Securities - Analyst


 Hi, it's Tuan Pham. It seems as though your guidance for dividends from joint ventures and affiliates is pretty high in the first quarter. Could you elaborate on where you anticipate most of the improvement will come from? And could you also maybe give us some guidance for the balance of the year?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Yes, as I mentioned in my prepared remarks there was a carryover from last year that won't be paid until the first quarter of this year, so that's kind of driven the thing unusually high in the first quarter of this year but by and large it should be fairly consistent with what it has been in the past. Again, I want to emphasize as I mentioned in my prepared remarks, it was a carryover.


--------------------------------------------------------------------------------
 Tuan Pham - Banc of America Securities - Analyst


 Okay and what was the size of that carryover? I might have missed it.


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 About $10 million to $12 million.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 I'd also add that in some of our joint ventures there is a dividend payout towards the end of first quarter for the prior year so we get some, if you will, first quarter effect with that. It's not straight lined. It's a little bit lumpy.

--------------------------------------------------------------------------------
 Tuan Pham  - Banc of America Securities - Analyst


 Yes, because according to what I've been looking at in the past net dividends have been about $80 to $100 million. I mean would you anticipate it will be around that this year?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Yes, yes, it should be around that line.


--------------------------------------------------------------------------------
 Tuan Pham  - Banc of America Securities - Analyst


 Okay, thank you.


--------------------------------------------------------------------------------
Operator


 Bill Hoffman with UBS.


--------------------------------------------------------------------------------
 Bill Hoffman  - UBS - Analyst


 Yes, you mentioned a couple of times the Southern Methanol contract. I just wondered if you could help us quantify what percentage of supply is based on this and maybe some kind of insight into the cost differential that it may provide you as a benefit this year.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Yes, Bill, let me take a pass at that. The background I can share with you is that Celanese consumes in North America just a little over 100 million MMBTUs [ph] of natural gas. About a third of that is used for our methanol production in the gulf coast that will be affected, positively affected, by this Southern Methanol agreement. Another third of it goes for producing methanol in Edmonton, Canada where we supply methanol to that local market on an attractive basis with contracts and raw materials and the other third goes for energy and other raw material consumption inside of the gulf coast US. Now what we've effectively done by Southern Methanol is we've eliminated the volatility on that one-third that goes for methanol production that's consumed internally for our acetic acid production in that region. Now we have some non-disclosures here, but I can share with you that the financial effect on an annualized basis, a full-year basis, if you assume gas is going to be somewhere in the $5.50 to $6 per MMBTU range, is somewhere around $45 million to $55 million and we will begin this project in the middle part of the year and we'll see a partial year benefit in 2005 and in 2006 we'll see a full year benefit.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 Bill Hoffman  - UBS - Analyst


 That's great. Thank you very much.


--------------------------------------------------------------------------------
Operator


 Michael Judd with Greenwich Consultants.


--------------------------------------------------------------------------------
 Michael Judd  - Greenwich Consultants - Analyst


 One of your comments about your outlook in terms of adjusted EBITDA and your cap ex, do you have an estimate in terms of how much debt you think that you could pay down this year and then next year?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 At this point in time we haven't looked at it but we plan to take another look, fresh look at it after the first quarter. As you see we are generating significant free cash flow and consistent with our objectives we plan to de-leverage the Company on a going forward basis. But we haven't given any specific guidance on that at this point in time.


--------------------------------------------------------------------------------
 Michael Judd  - Greenwich Consultants - Analyst


 Okay and then I think what I read through your presentation was that you don't expect to make any voluntary pension contributions this year or next year?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 That's correct. As I mentioned there's nothing required at this time given the significant contributions that were made this past year in conjunction with the Blackstone acquisition when $463 million was put in the funds. And I should also point out prior to that the Company on two different occasions did put in $150 million each as well so there has been significant build up in the contributions to well over 90 percent of funding percentage.


--------------------------------------------------------------------------------
 Michael Judd  - Greenwich Consultants - Analyst


 And lastly are there further acquisitions we should anticipate?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Michael, it's a good question and obviously we have nothing announced at this time. However, we continue to look for acquisitions that are accretive, are strategic for the Company and help strengthen our position globally. We think those types of acquisitions create value for the shareholders, but as Corky indicated we do have the objective of using the cash that we generate to de-leverage the Company. We look for both on acquisitions, and we continue to invest in value investments inside of our Company. We think those are very good projects, and we have a modest dividend that we announced too, all in the effort to create value for the shareholder.


--------------------------------------------------------------------------------
 Michael Judd  - Greenwich Consultants - Analyst


 Thank you.


--------------------------------------------------------------------------------
Operator


 Christopher Miller [ph] with JP Morgan.


--------------------------------------------------------------------------------
 Christopher Miller  - JP Morgan - Analyst


 I just wanted to follow up on a couple issues. D&A this quarter was definitely a little bit lower than it had been. What do you see as your run rate for D&A on a quarterly basis?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 On D&A we looked on an annual basis for 2005 to be in the 230 to 250 range.


--------------------------------------------------------------------------------
 Christopher Miller  - JP Morgan - Analyst


 Okay and from additional restructuring charges, as you look to take some costs out, what sort of cash restructuring charges do you expect that we'll see over the course of 2005 and then into 2006?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 I haven't looked at 2006 but somewhere in the $30 million for 2005, which has been built into the plan.


--------------------------------------------------------------------------------
 Christopher Miller  - JP Morgan - Analyst


 Okay, thank you so much.


--------------------------------------------------------------------------------
Operator


 Jeff Cianci [ph] with UBS.

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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 Yes, a follow up with Corky. It was nice of you to give us EBITDA guidance but we all have to come up with some EPS numbers on First Call so there's some inconsistencies below the line I'm just trying to clarify. Equity affiliates you did say-- I think David said they'll be heavy in the first quarter so don't multiply that by four.


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 That's correct.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 Do you have an idea-- I mean is the first quarter basically the whole year? You do get more as the year progresses, right? Do you have a range for us?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Let me take a look at that. I'm not sure we've got a range for you that at this time but we can come out with that.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 What  about  the  difference   between  the  cost  accounting  and  the  equity
accounting? Is it skewed one way or the other? Do you have some cost affiliates as well?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Yes, we do have some cost affiliates.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 Can you give me any numbers in the plan, which one is going to be bigger in '05?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Why don't we get back with you on that? It's a good question.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 And then finally the interest and other income it looks like for the year it came in about 25 million for '04 combined if I'm reading that right?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 That's correct.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 Is that a good run rate?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 It would appear that way, yes.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 Okay I guess the missing question is that the equity earnings and the cost of where those cost affiliates are in the income statement? I can't see them.


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Okay the equity is obviously above and in the operational or OP line and then the cost is down below.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 Is it on page 12? I just don't see it. Is it buried in a different place? I've been missing-- or was it in the statements?


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Let us do this. Let us get back with you on that.


--------------------------------------------------------------------------------
 Jeff Cianci  - UBS - Analyst


 All right. [indiscernible] Thank you.


--------------------------------------------------------------------------------
Operator


 Beth Fusco with Merrill Lynch.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 Beth Fusco  - Merrill Lynch - Analyst


 Just a follow-up on the domination agreement issue, can you tell us whether you have access to the cash flow of these entities pending the deliberation of the German courts or are you relying on cash on your balance sheet to service your debt?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp.l - President and CEO


 The domination of profit and loss agreements allow for full access to the cash. We have no limitations on cash, no limitations on operations. We view this as a subsidiary of Celanese Corporation and we also view the obligation to the minorities as being more debt-like rather than equity-like obviously.


--------------------------------------------------------------------------------
 Beth Fusco  - Merrill Lynch - Analyst


 Well, if the domination agreement is being challenged by minority shareholders saying that they weren't getting enough sufficient information then maybe they just want to be paid more. There is no stopping you from continuing to control the entities with whom you've concluded the domination agreement pending the judgment by the German courts, is that how it works?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Beth, that's right. There's no restrictions while the challenges are ongoing and I would also point out that there are no restrictions even if there were a judgment by the lower court while the appeal process is in place. There's no restrictions on our ability to operate these subsidiaries while this process is ongoing at the court it's in now as well as other courts if there are appeals, which there likely would be. That's why I indicated earlier we view that what's going on now is the normal course of business. It's not a surprise test that we are where we are. It's within expectation and we view this as being a process that will continue over several years.


--------------------------------------------------------------------------------
 Beth Fusco  - Merrill Lynch - Analyst


 So is it your intention then to just let the process take its - follow along through the appeal until you reach a decision or would you consider just simply settling with the plaintiffs and getting on with it.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Yes, we certainly would look at that on a value creation basis. We have no obligation to settle. We have no restrictions in the operations of the Company or the access to the cash and I think if an opportunity presented itself that would be interesting and compelling we certainly would consider it, but we're not at this point in time suggesting that we would settle.


--------------------------------------------------------------------------------
 Beth Fusco  - Merrill Lynch - Analyst


 Okay so at the end of the day once the appeal process is completed you're very confident that this could not be decided in favor of the plaintiffs and against yourselves.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 We have high confidence in that and we believe that it's a stretched out process.


--------------------------------------------------------------------------------
 Beth Fusco  - Merrill Lynch - Analyst


 Okay, thank you.


--------------------------------------------------------------------------------
Operator


 [operator instructions]


--------------------------------------------------------------------------------
 Corky Nelson  - Celanese Corp. - Executive Vice President and CFO


 Dave, why don't I go back and answer an earlier question on the cost and equity while we're waiting for the final queue ups. Again, let me point out that if you'll go to page 12 you'll see in two areas there where the equity and net earnings of affiliates is located and in the cost basis its affiliates are picked up on the other income and expense line as a net item. And if you also tie that back to the table on dividends you can see how that splits out between those two categories. That's on table 7 in the appendix to the Press Release so that should help you out with that guidance.

One additional item I should also point out is you're calculating earnings per share in addition to the common stock of 158.7 outstanding. On a fully diluted basis I believe that's 170.7 as well and again, that's in that appendix slide that I've added to key 2005 modeling purposes.


--------------------------------------------------------------------------------
Operator


 Frank Mitsch with Fulcrum Global partners.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 Just a question on the volume growth of the overall Company, you grew 6 percent for '04, up only 1 percent for the fourth quarter, and I know you mentioned that you had some terrific-- you had a difficult comp in your acetyls business but that seems like a pretty


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


stark drop-off for the fourth quarter. Can you talk about some factors behind that and then the context of what are you seeing so far in January and February in terms of volume growth?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Frank, yes, let me break this into two parts. One is Celanese and one is the market. We continue to see very robust growth in the market and demand continues to climb. For Celanese though we're running the majority of our operations on a sold-out basis. That frankly is a hybrid company. It's an integrated change is good news because it allows us then to pick and choose where we put our base molecules, in upgraded products and look for margin expansion opportunities either through upgraded products or through price.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 Okay so we should continue to see volume growth slow but margins expand.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 That would be our view.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 And you mentioned in the Chemical Products that you recalculated some of the contract manufacturing business. What percent of profitability is that of that segment? I assume it's a relatively small part. I just wanted to be sure.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Let me share a few facts with you. We buy about 1.2 billion pounds of ethylene going primarily into our vinyl acetate business, and on a global basis we have over 50 percent of that contracted on cost-based formulas, somewhere between 50 and 60 percent on cost-based formulas. There are a number of contracts that have been in place for a number of years. Others have been in place only for two or three years. They extend out over the longer and intermediate future.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 Okay but I thought what the comment in the press release said was that you had a contract manufacturing range [indiscernible] certain [indiscernible] are now being sold. Only the margins realized under the contract manufacturing agreement is reported in net sales. So the fact that you would be reporting fewer-- lower sales but that would all be positive margin obviously would help your margins in that segment. I just wanted to get a sense for this particular, the certain acrylate products that are now being sold and how big of a portion of the overall Chemical Products business that was.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Low single digit millions.


--------------------------------------------------------------------------------
 Frank Mitsch  - Fulcrum Global Partners - Analyst


 All right, terrific. Thank you.


--------------------------------------------------------------------------------
Operator


 Gregg Goodnight.


--------------------------------------------------------------------------------
 Gregg Goodnight


 With respect to the Southern Methanol the material balances suggest that that alone will not allow you to shut down or to exit your Clear Lake methanol JV. Is that correct?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Gregg, what I can share with you is that we made a sourcing decision on methanol on a make or a buying basis. In other words, if we find the ability to buy in the market or buy on a long-term contract is better than making ourself out of high cost gulf coast gas we'll do that. We have done that in the past. We would view, with the favorability of the Southern contract, that we would not source from our own production in the Gulf Coast but those facilities being idled they have a very low book cost, a very small single-digit book value. The costs of idling those facilities, separating the people, again is a very low number, and going forward we would view purchasing under the contract to be more favorable than making it.


--------------------------------------------------------------------------------
 Gregg Goodnight


 Okay, in terms of shutting down that venture, would you see that as a possibility?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Well, there have been no announcements on that so I really can't say much about that.


--------------------------------------------------------------------------------


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 Gregg Goodnight


 Okay, next question, Ticona, even without the special charge on the fourth quarter, seemed particularly weak. You mentioned the automotive. I was trying to get a sense for seasonality of the business. Is that some of it or was it just that week?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Let me answer a question on this broadly and then Lyndon Cole is on the line and perhaps he can add some flavor into the fourth quarter and what we're seeing in the first quarter. But overall the fourth quarter is the weakest quarter for Ticona and that was reflected in the numbers compared to the rest of the year. On top of that we saw the slowing in demand in automotive and electrical electronics that I highlighted in my speech and also on top of that there was one other effect, which was a turnaround in our facilities that had an effect in the high single digit range on the earnings. Lyndon, do you want to add a little bit.


--------------------------------------------------------------------------------
 Lyndon Cole


 Going forward the first quarter, the first half of the year is always stronger than the second half due to the seasonality and what we're seeing in the first quarter is continuation of what the automotive industry did in the fourth quarter where they're constantly expecting the inventory [inaudible] and their production, and we'll expect in the first quarter that the US automotive industry will be off close to 5 percent in production and the European industry up around 2 percent. You'll see exactly the same phenomenon in the connector industry so the electrical connector market is [inaudible] in this inventory chain relative to its sales. So you really do see a breather in the fourth quarter and that continues in the first couple of months of this year as well.


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 Thanks Lyndon.


--------------------------------------------------------------------------------
 Lyndon Cole


 Was that okay?


--------------------------------------------------------------------------------
Gregg Goodnight


 If I can just ask one last question, your tender offer to buy out the minority shares, when would that expire if it's not expected?


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 The tender offer in the US for the minorities is open until the first of April. However, it will go beyond that date, since it will be extended to remain outstanding until two months after the German courts reach a final resolution on the issue of the price offered.

[Editor's Note: The transcript has been edited to clarify that the tender offer will be extended beyond the April 1 date.]

--------------------------------------------------------------------------------
 Gregg Goodnight


 Okay and your expectation right now is--how is it going?


--------------------------------------------------------------------------------
 David Weidman  - Celanese Corp. - President and CEO


 I don't know. I really can't speculate at this time but it's out there until the first of April. However, again, the tender offer will likely go beyond that date, since it will be extended to remain outstanding until two months after the German courts reach a final resolution on the issue of the price offered,

[Editor's Note: The transcript has been edited to clarify that the tender offer will be extended beyond the April 1 date.]


--------------------------------------------------------------------------------
 Gregg Goodnight


 Okay, thank you very much.


--------------------------------------------------------------------------------
Operator


 And you seem to have no further questions at this time. I'd like to turn the call back to you and Andrea Stine for closing remarks.


--------------------------------------------------------------------------------
 Andrea Stine  - Celanese Corp. - Director of Investor Relations


 Thank you for joining the Celanese Corporation fourth quarter conference call. If you have further questions about Celanese please call me in Dallas at 972 443-3756. A telephone replay of the conference call will be available from noon central time today until 11 PM central time on March 4th. The numbers to the replay are posted on our Web site at www.celanese.com. A replay of the Web cast is also available on our Web site as well. The next Celanese conference call will be on May 10th when we release our first quarter 2005 results. Thank you for your interest in Celanese and this concludes our conference call.


--------------------------------------------------------------------------------
Operator


 Thanks for your participation in today's call. This does conclude the presentation. You may now disconnect. Have a great day.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
  CE - Q4 2004 CELANESE CORP DEL Earnings Conference Call
--------------------------------------------------------------------------------


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